v25-06

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of PetMed Express, Inc. (the “Company”), of our report dated June 2, 2026, relating to the consolidated financial statements of PetMed Express, Inc., appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2026, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP

Irvine, California
September 28, 2026